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Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of The Dayton Power and Light Company of our report dated January 27, 2003, except for Note 1 which is as of October 28, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 25, 2005

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  Exhibit 23(c)